Exhibit 21
Subsidiary Name    Incorp State
Ameriprise Advisor Capital, LLC    DE
Ameriprise Capital Trust I    DE
Ameriprise Capital Trust II    DE
Ameriprise Capital Trust III    DE
Ameriprise Capital Trust IV    DE
Ameriprise Captive Insurance Company    VT
Ameriprise Certificate Company    DE
Investors Syndicate Development Corporation     NV
Ameriprise Holdings, Inc.    DE
201 Eleventh Street South, LLC    MN
Ameriprise India Private Limited    India
Ameriprise India Insurance Brokers Services Private Limited    India
Ameriprise International Holdings GmbH    Switzerland
Ameriprise Asset Management Holdings GmbH    Switzerland

Ameriprise Asset Management Holdings Singapore (Pte.) Ltd.	Singapore Ameriprise Asset Management Holdings Hong Kong Limited Hong Kong
Threadneedle Portfolio Services Hong Kong Limited    Hong Kong Threadneedle Asset Management Malaysia Sdn Bhd.    Malaysia
Threadneedle Investment Singapore (Pte.) Ltd.    Singapore
Threadneedle Investments Taiwan Ltd.    Taiwan
Ameriprise Holdings Singapore (Pte.) Ltd.    Singapore
Threadneedle Asset Management Holdings S àrl     Luxembourg Threadneedle EMEA Holdings 1, LLC    MN
Ameriprise National Trust Bank    Federal
Ameriprise Trust Company    MN
AMPF Holding Corporation    MI
American Enterprise Investment Services Inc.    MN
Ameriprise Advisory Management, LLC    DE
Ameriprise Financial Services, Inc.    DE
AMPF Property Corporation    MI
AMPF Realty Corporation    MI
Investment Professionals, Inc.    TX
Columbia Management Investment Advisers, LLC    MN
Advisory Capital Strategies Group Inc.    MN
Columbia Wanger Asset Management, LLC    DE
Emerging Global Advisors, LLC    DE
GA Legacy, LLC    DE
J. & W. Seligman & Co. Incorporated    DE
Columbia Management Investment Distributors, Inc.    DE
Seligman Partners, LLC    DE
Lionstone Partners, LLC    TX
Cash Flow Asset Management GP, LLC    TX
Cash Flow Asset Management, L.P.    TX
Lionstone Advisory Services, LLC    TX
Lionstone CFRE II Real Estate Advisory, LLC    DE
Lionstone Development Services, LLC    TX
LPL 1111 Broadway GP, LLC    TX
LPL 1111 Broadway, L.P.    TX
RiverSource CDO Seed Investments, LLC    MN
Columbia Management Investment Services Corp.    MN
IDS Property Casualty Insurance Company    WI
Ameriprise Auto & Home Insurance Agency, Inc.    WI
Ameriprise Insurance Company    WI
RiverSource Distributors, Inc    DE
RiverSource Life Insurance Company    MN
RiverSource Life Insurance Co. of New York    NY
RiverSource NY REO, LLC    NY
RiverSource REO 1, LLC    MN

RiverSource Tax Advantaged Investments, Inc.    DE
AEXP Affordable Housing Portfolio, LLC    DE
Ameriprise International Holdings GmbH    Switzerland
Ameriprise Asset Management Holdings GmbH    Switzerland
Ameriprise Asset Management Holdings Singapore (Pte.) Ltd.    Singapore
Ameriprise Asset Management Holdings Hong Kong Limited    Hong Kong
Threadneedle Portfolio Services Hong Kong Limited    Hong Kong
Threadneedle Asset Management Malaysia Sdn Bhd.    Malaysia
Threadneedle Investments Singapore (Pte.) Ltd.    Singapore
Threadneedle Investments Taiwan Ltd.    Taiwan
Ameriprise Holdings Singapore (Pte.) Limited    Singapore
Threadneedle EMEA Holdings 1, LLC    MN
Threadneedle Asset Management Holdings Sàrl    Luxembourg
CTM Holdings Limited    Malta
Columbia Threadneedle Investments (ME) Limited     Dubai
TAM Investment Limited    England
Threadneedle International Investments GmbH    Switzerland
Threadneedle Management Luxembourg S.A.    Luxembourg
Threadneedle Holdings Limited    England
TAM UK Holdings Limited    England
Threadneedle Asset Management Holdings Limited    England
Columbia Threadneedle Foundation    England
TC Financing Limited    England
Threadneedle Asset Management Limited    England
Threadneedle Investment Services Limited    England
Threadneedle Asset Management (Nominees) Limited    England
ADT Nominees Limited    England
Convivo Asset Management Limited    England
Sackville TIPP Property (GP) Limited    England
Threadneedle Investment Advisors Limited    England
Threadneedle Portfolio Managers Limited    England
Threadneedle Asset Management Finance Limited    England
TMS Investment Limited    Jersey
Threadneedle International Fund Management Limited    England
Threadneedle International Limited    England
Threadneedle Investments (Channel Islands) Limited    Jersey
Threadneedle Management Services Limited    England
Threadneedle Capital Management Limited    England
Threadneedle Pension Trustees Limited    England
Threadneedle Securities Limited    England
Threadneedle Navigator Isa Manager Limited    England
Threadneedle Pensions Limited    England
Sackville (TPEN)    England
Threadneedle Portfolio Services Limited    England
Threadneedle Portfolio Services AG    Switzerland
Threadneedle Unit Trust Manager Limited    England
Threadneedle Property Investments Limited    England
Sackville LCW (GP) Limited    England
Sackville LCW Sub LP 1 (GP) Limited    England
Sackville LCW Nominee 1 Limited    England
Sackville LCW Nominee 2 Limited    England
5 Rosebery Avenue Management Company Limited    England
Sackville Property (GP) Limited    England
Sackville Property (GP) Nominee 1 Limited    England
Sackville Property (GP) Nominee 2 Limited    England
Sackville Property Hayes (Jersey GP) Limited    Jersey
Sackville UKPEC6 Hayes Nominee 1 Limited    Jersey
Sackville UKPEC6 Hayes Nominee 2 Limited    Jersey
Sackville Property St James (Jersey GP) Limited    Jersey
Sackville UKPEC9 St James Nominee 1 Limited    Jersey

Sackville UKPEC9 St James Nominee 2 Limited    Jersey
Sackville Property Tower (Jersey GP) Limited    Jersey
Sackville UKPEC7 Tower Nominee 1 Limited    Jersey
Sackville UKPEC7 Tower Nominee 2 Limited    Jersey
Sackville Property Victoria (Jersey GP) Limited    Jersey
Sackville UKPEC8 Victoria Nominee 1 Limited    Jersey
Sackville UKPEC8 Victoria Nominee 2 Limited    Jersey
Sackville SPF IV Property (GP) Limited    England
Sackville SPF IV (GP) No.1 Limited    England
Sackville SPF IV Property Nominee (1) Limited    England
Sackville SPF IV Property Nominee (2) Limited    England
Sackville SPF IV (GP) No.2 Limited    England
Sackville SPF IV Property Nominee (3) Limited    England
Sackville SPF IV Property Nominee (4) Limited    England
Sackville SPF IV (GP) No.3 Limited    England
Sackville SPF IV Property Nominee (5) Limited    England
Sackville SPF IV Property Nominee (6) Limited    England
Sackville Tandem Property (GP) Limited    England
Sackville Tandem Property Nominee Limited    England
Sackville TPEN Property (GP) Limited    England
Sackville TPEN Property Nominee (2) Limited    England
Sackville TPEN Property Nominee Limited    England
Sackville (TPEN)    England
Sackville TSP Property (GP) Limited    England
Sackville TSP Property Nominee Limited    England
Sackville UK Property Select II (GP) Limited    England
Sackville UK Property Select II (GP) No.1 Limited    England
Sackville UK Property Select II Nominee (1) Limited    England
Sackville UK Property Select II (GP) No.2 Limited    England
Sackville UK Property Select II Nominee (2) Limited    England
Sackville UK Property Select II (GP) No.3 Limited    England
Sackville UK Property Select II Nominee (3) Limited    England
Sackville UKPEC1 Leeds (GP) Limited    England
Sackville UKPEC1 Leeds Nominee 1 Limited    England
Sackville UKPEC1 Leeds Nominee 2 Limited    England
Sackville UKPEC2 Galahad (GP) Limited    England
Sackville UKPEC2 Galahad Nominee 1 Limited    England
Sackville UKPEC2 Galahad Nominee 2 Limited    England
Sackville UKPEC3 Croxley (GP) Limited    England
Sackville UKPEC3 Croxley Nominee 1 Limited    England
Sackville UKPEC3 Croxley Nominee 2 Limited    England
Sackville UKPEC4 Brentford (GP) Limited    England
Sackville UKPEC4 Brentford Nominee 1 Limited    England
Sackville UKPEC4 Brentford Nominee 2 Limited    England
Sackville UKPEC5 Kensington (GP) Limited    England
Sackville UKPEC5 Kensington Nominee 1 Limited    England
Sackville UKPEC5 Kensington Nominee 2 Limited    England
Threadneedle UK Property Equity Club PCC    Jersey